Exhibit 99.1

Jamba, Inc. Reports Financial Results for the Fiscal Second Quarter of 2009

Second Quarter Consolidated EBITDA Positive Despite Tough Economic Headwinds

Year Over Year Net Loss Shows Significant Improvement

Emeryville, CA — August 20, 2009 — Jamba, Inc. (NASDAQ:JMBA) today reported financial results for the fiscal second quarter ended July 14, 2009.

Financial and Operational Highlights

Highlights for the 12 weeks ended July 14, 2009, compared to the 12 weeks ended July 15, 2008:

•	Consolidated EBITDA increased $0.3 million to $10.3 million from $10.0 million for 2Q08.*

•	Store-level EBITDA decreased 6.9% to $18.5 million from $19.9 million for 2Q08.*

•	Total revenue for 2Q09 decreased 15.1% to $83.2 million from $98.0 million for 2Q08.

•

Net loss for 2Q09 of $(5.1) million showed significant improvement when compared to a net loss for 2Q08 of $(89.2) million. Included in the net loss for 2Q09 are a non-cash store impairment charge of $7.5 million and a write off of $2.9 million for loan fees and discounts relating to the payoff of our senior term note, offset by a gain from derivative liabilities of $1.4 million associated with the senior note holder’s exercise of its’ put option and the June expiration of the Company’s warrants. Included in the net loss for 2Q08 are a non-cash charge of $49.7 million for trademark impairment, net of tax, and $3.3 million for store impairment charges, offset by $2.5 million in gain from derivative liabilities.

•	Diluted loss per share for 2Q09 of $(0.10) compared to a diluted loss per share for 2Q08 of $(1.69).

•	Company-owned comparable store sales for 2Q09 decreased 13.7%(1) ,which contributed to the decrease in store-level EBITDA.

•

Six new franchise stores and no new Company-owned stores were opened during the fiscal second quarter of 2009, compared to 14 new Company-owned stores in fiscal second quarter of 2008. The total number of stores, net of any closures occurring during the period, increased to 735, comprised of 490 Company-owned stores and 245 franchise stores.

“We continued to make strong progress against our strategic initiatives in the second quarter despite a challenging operating environment. We successfully completed the sale of $35 million in convertible, preferred stock. The sale proceeds, which were used to repay our senior term note and eliminate all of our long-term debt, have strengthened our balance sheet. We expanded food across all day parts into almost 300 locations and made good progress in our brand licensing initiative. We grew our franchise base and are making continuous progress in our refranchising program. We also continue to advance our cost management initiatives,” said James D. White, president and chief executive officer, Jamba, Inc. “In the face of an intensely difficult macro-economic climate we implemented our BLEND plan which is mitigating some of the headwinds we face.”

“We are exceptionally pleased with the initial response to the grab-and-go food offerings launched in June. Based on our preliminary analysis, our stores in California, which were the first to offer grab-and-go food items, are showing an increase in customer visits and average check. The introduction of great tasting, high quality, value-priced, better-for-you food is a game-changing proposition for Jamba and we are fully committed to its success. These foods are a great fit with the Jamba brand and a perfect compliment to our beverages. We recently expanded our food offering to the East Coast with the launch of our California Flatbreads™ into the New York City marketplace in July and, as we announced today, the launch of a full menu of offerings into the Chicago marketplace.”

“We have made good progress on refranchising. We opened six new franchise locations and are on pace with our plans to open 40 to 45 new outlets, primarily franchised locations, by year end. In July, we announced the sale of nine Company stores in Oregon to an existing franchisee, which followed the earlier sale in the first quarter of 2009, of 10 Company locations to an existing franchisee in Arizona. We expect to close a number of additional deals this year.”

“Our brand licensing activities are also on target. We are actively working with Nestlé on our Ready-To-Drink beverage re-launch and our branded products with Think Wow Toys and Oregon Ice Cream should be in retail before year end. We also announced last week a license agreement for Jamba-branded smoothie kits with The Inventure Group and are exploring a number of other opportunities,” concluded Mr. White.

Outlook

The Company is tracking against targeted 2009 expense goals as follows:

•	Cost of sales at or below 26% of company store revenue;

•	Labor costs at or below 34% of company store revenue;

•	Other controllable expenses included in store operating, at or below 3.5% of company store revenue and

•	General and administrative costs at or below $35 million, before share-based compensation expense

Additionally, the Company has plans to open 40 to 45 new franchise stores in 2009.

Liquidity

On June 16, 2009, the Company entered into an agreement for the sale of $35.0 million in convertible preferred stock. The proceeds of the stock sale were used to repay the Company’s senior term note and to provide additional working capital.

On July 14, 2009, the Company held $31.6 million in cash, cash equivalents, and restricted cash. Our restricted cash balance was $2.7 million.

Footnotes

(1) Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

* Use of Non-GAAP Financial Measures

The Company uses the non-GAAP financial measures of store-level EBITDA and consolidated EBITDA in its statements made in this release. The Company defines consolidated EBITDA as store-level EBITDA including general and administrative expenses. The Company believes that consolidated EBITDA is a helpful indicator of the Company’s financial performance. The Company defines store-level EBITDA, as net income (loss) from operations and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) impairment of long-lived assets; (g) other operating expenses and (h) income taxes. Store-level EBITDA and consolidated EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures of other companies. For a reconciliation of store-level EBITDA to net income (loss) and consolidated EBITDA to net income (loss), please see the table at the end of this release.

Webcast and Conference Call Information

A conference call to review second quarter 2009 results will be held today, August 20, 2009 at 5:00 p.m. ET. Participating on the call will be James D. White, president and chief executive officer and Karen L. Luey, senior vice president and chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-9039 or for international callers by dialing (201) 689-8470. A simultaneous web cast of the call will be available by visiting http://www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 660-6853 or (201) 612-7415 for international callers; the pin number is 329793. The replay will be available until September 10, 2009.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises Jamba Juice® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, teas, hot oatmeal made with organic, steel cut oats, and baked goods. As of July 14, 2009, Jamba Juice had 735 locations consisting of 490 company-owned and operated stores and 245 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jamba.com or call 1-866-4R-FRUIT.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba, Inc

Don Duffy

203.682.8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	July 14, 2009	December 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$28,903	$20,822
Restricted cash	1,566	5,059
Receivables, net of allowances of $314 and $416	3,216	4,594
Inventories	3,662	3,435
Prepaid and refundable income taxes	26	5,670
Prepaid rent	2,255	185
Prepaid expenses and other current assets	1,393	1,328

Total current assets	41,021	41,093

Property, fixtures and equipment, net	77,778	95,154
Trademarks and other intangible assets, net	2,386	2,998
Restricted cash	1,152	2,659
Deferred income taxes	354	354
Other long-term assets	2,986	3,462

Total assets	$125,677	$145,720

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,605	$8,089
Accrued compensation and benefits	7,927	7,667
Workers’ compensation and health insurance reserves	1,430	1,922
Accrued jambacard liability	25,367	30,764
Current portion of capital lease obligations	255	246
Other accrued expenses	12,299	12,074
Derivative liabilities	—	2,098

Total current liabilities	52,883	62,860

Note payable	—	22,829
Long-term capital lease obligations	130	281
Long-term workers’ compensation and health insurance reserves	1,435	2,659
Deferred rent and other long-term liabilities	16,047	16,670

Total liabilities	70,495	105,299

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized and outstanding at July 14, 2009. No shares authorized and outstanding at December 30, 2008	30,800

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, 54,690,728 shares issued at July 14, 2009 and December 30, 2008; and 52,690,728 and 54,690,728 shares outstanding at July 14, 2009 and December 30, 2008, respectively	55	55
Additional paid-in-capital	360,271	358,258
Treasury shares, 2,000,000 shares at July 14, 2009	(2,499)	—
Accumulated deficit	(333,445)	(317,892)

Total stockholders’ equity	24,382	40,421

Total liabilities and stockholders' equity	$125,677	$145,720

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twelve Week Period Ended		Twenty-eight Week Period Ended
(In thousands, except share and per share amounts)	July 14, 2009	July 15, 2008	July 14, 2009	July 15, 2008
Revenue:

Company stores	$81,662	$96,311	$168,681	$194,943
Franchise and other revenue	1,516	1,654	3,283	3,708

Total revenue	83,178	97,965	171,964	198,651

Costs and operating expenses:
Cost of sales	19,309	25,334	40,516	51,713
Labor	25,395	31,420	57,313	69,419
Occupancy	10,145	10,556	23,893	23,935
Store operating	9,811	10,760	19,650	24,584
Depreciation and amortization	4,344	5,682	10,454	13,495
General and administrative	8,185	9,850	19,908	25,146
Impairment of long-lived assets	7,548	3,260	10,575	7,297
Trademark impairment	—	82,600	—	82,600
Other operating	158	3,370	309	4,884

Total costs and operating expenses	84,895	182,832	182,618	303,073

Loss from operations	(1,717)	(84,867)	(10,654)	(104,422)

Other income (expense):

Gain from derivative liabilities	1,432	2,488	1,597	8,130
Interest income	30	59	364	246
Interest expense	(4,851)	(106)	(6,600)	(218)

Total other expense (income)	(3,389)	2,441	(4,639)	8,158

Loss before income taxes	(5,106)	(82,426)	(15,293)	(96,264)

Income tax expense (benefit)	(17)	(6,769)	(34)	638

Net loss	(5,123)	(89,195)	(15,327)	(95,626)

Preferred stock dividends	(226)	—	(226)	—

Net loss attributable to common stockholders	$(5,349)	$(89,195)	$(15,553)	$(95,626)

Weighted-average shares used in computation of loss per share:
Basic	54,095,490	52,637,209	54,435,626	52,637,165
Diluted	54,095,490	52,637,209	54,435,626	52,637,165

Loss per share:
Basic	$(0.10)	$(1.69)	$(0.29)	$(1.82)
Diluted	$(0.10)	$(1.69)	$(0.29)	$(1.82)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Consolidated EBITDA

(Unaudited)

	Twelve Week Period Ended		Twenty-eight Week Period Ended
(In thousands)	July 14, 2009	July 15, 2008	July 14, 2009	July 15, 2008
Company stores revenue	$81,662	$96,311	$168,681	$194,943
Franchise and other revenue	1,516	1,654	3,283	3,708
Cost of sales	(19,309)	(25,334)	(40,516)	(51,713)
Labor	(25,395)	(31,420)	(57,313)	(69,419)
Occupancy	(10,145)	(10,556)	(23,893)	(23,935)
Store operating	(9,811)	(10,760)	(19,650)	(24,584)
General and administrative	(8,185)	(9,850)	(19,908)	(25,146)

Consolidated EBITDA	$10,333	$10,045	$10,684	$3,854

Consolidated EBITDA	$10,333	$10,045	$10,684	$3,854
Less: Depreciation and amortization	(4,344)	(5,682)	(10,454)	(13,495)
Less: Impairment of long-lived assets	(7,548)	(3,260)	(10,575)	(7,297)
Less: Other operating	(158)	(3,370)	(309)	(4,884)
Less: Trademark impairment	—	(82,600)	—	(82,600)
Add (less): Other income (expense)	(3,389)	2,441	(4,639)	8,158
Add (less): Income tax benefit (expense)	(17)	(6,769)	(34)	638

Net loss	$(5,123)	$(89,195)	$(15,327)	$(95,626)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Store-level EBITDA

(Unaudited)

	Twelve Week Period Ended		Twenty-eight Week Period Ended
(In thousands)	July 14, 2009	July 15, 2008	July 14, 2009	July 15, 2008
Company stores revenue	$81,662	$96,311	$168,681	$194,943
Franchise and other revenue	1,516	1,654	3,283	3,708
Cost of sales	(19,309)	(25,334)	(40,516)	(51,713)
Labor	(25,395)	(31,420)	(57,313)	(69,419)
Occupancy	(10,145)	(10,556)	(23,893)	(23,935)
Store operating	(9,811)	(10,760)	(19,650)	(24,584)

Store-level EBITDA	$18,518	$19,895	$30,592	$29,000

Store-level EBITDA	$18,518	$19,895	$30,592	$29,000
Less: General and administrative	(8,185)	(9,850)	(19,908)	(25,146)
Less: Depreciation and amortization	(4,344)	(5,682)	(10,454)	(13,495)
Less: Impairment of long-lived assets	(7,548)	(3,260)	(10,575)	(7,297)
Less: Other operating	(158)	(3,370)	(309)	(4,884)
Less: Trademark impairment	—	(82,600)	—	(82,600)
Add (less): Other income (expense)	(3,389)	2,441	(4,639)	8,158
Add (less): Income tax benefit (expense)	(17)	(6,769)	(34)	638

Net loss	$(5,123)	$(89,195)	$(15,327)	$(95,626)